Internal Revenue Service	Department of the Treasury
Small Business and Self-Employed
915 2nd Avenue, M/S W 140-Tefra	Date:
Seattle WA 98174	June 15, 2015
Name of Partnership:
American Midstream GP LLC	American Midstream Partners LP
Tax Matters Partner of	Partnership ID Number:
American Midstream Partners LP	27-0855785
1400 16th Street	Tax Year Ended:
Denver CO 80202	201212
Person to Contact:
Monica Marchefka
Employee Identification Number:
1000278863
Contact Hours:
Mon - Fri, 8:00 am - 4:30 pm PST
Telephone Number:
(Not a toll-free number)
206-946-3139

No Adjustments Letter
Dear Taxpayer:
We have completed our review of your return(s) for the years shown above. We are not proposing any adjustments to the return(s), and, for that reason, we will not issue a Notice of Final Partnership Administrative Adjustment.
Federal law requires that you, as the Tax Matters Partner, furnish this information to all other partners in your partnership (named above) within 30 days of receiving this letter.
If you have any questions, please contact the person whose name and telephone number appear above.
Thank you for your cooperation.
Sincerely yours,
/s/ Monica Marchefka

Heather Yocum
Territory Manager, Technical Services Western

cc:

Letter 2621 (Rev. 10-2011)
                    Catalog Number 13291D